Exhibit 99.3

FINESCO SAS

Finesco SAS and Subsidiaries

Condensed Consolidated Balance Sheet (Unaudited)

(All amounts in € thousand unless otherwise stated)

	Successor
	June 30, 2012	December 31, 2011
Assets
Non-current assets
Fixed assets, net	53	48
Restricted cash	255	113
Other non-current financial assets	41	76
Deferred tax assets	218	244
	567	481
Current assets
Customer accounts receivable	949	722
Prepaid expenses and other current assets	76	113
Cash and cash equivalents	2,027	3,202
	3,052	4,037
Total assets	3,619	4,518

Shareholders' Equity and Liabilities
Shareholders' Equity
Share capital	60	60
Share premium	-	-
Other consolidated reserves	-	-
Retained earnings and net profit	1,177	1,159
Total shareholders' equity	1,237	1,219

Non-current liabilities
Loans and borrowings	-	-
Pension benefit obligations	490	380
Provision L/T	-	-
Other non-current liabilities	-	-
Deferred tax liabilities	-	-
	490	380
Current liabilities
Short-term borrowings	182	182
Provisions S/T	56	56
Trade accounts payable	362	417
Income tax payable	-	715
Other current liabilities	1,292	1,549
	1,892	2,919
Total liabilities	2,382	3,299
Total shareholders' equity and liabilities	3,619	4,518

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Finesco SAS and Subsidiaries

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

(All amounts in € thousand unless otherwise stated)

	Successor		Predecessor
	January 1 to June 30, 2012	May 16 to June 30, 2011	January 1 to May 15, 2011
Revenue	3,785	867	2,710
Cost of services	(2,880)	(842)	(1,960)
Gross profit	905	25	750
Selling, general and administrative expenses	(872)	(273)	(633)
Negative goodwill	-	1,309	-
Other operating income	13	-	11
Other operating expenses	(1)	-	(17)
Profit (loss) from operations	45	1,061	111
Finance income	-	-	-
Finance costs	(1)	-	-
Finance costs, net	(1)	-	-
Share of profit (loss) of associates	-	-	-
Profit (loss) before income taxes	44	1,061	111
Income tax expense	(26)	(311)	(42)

Net profit (loss) for the year from continuing operations	18	750	69
Discontinued operations
Net profit (loss) for the year from discontinued operations	-	-	(108)
Net profit (loss)	18	750	(39)
Other comprehensive income
Total comprehensive income (loss)	18	750	(39)
Total comprehensive income (loss) from:
Continuing operations	18	750	69
Discontinued operations			(108)

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Finesco SAS and Subsidiaries

Condensed Consolidated Statement of Change in Equity (Unaudited)

(All amounts in € thousand unless otherwise stated)

	Share Capital	Share premium	Other consolidated reserves	Retained earnings including net profit	Total Shareholder's equity
Successor
Balance at December 31, 2011	60	-	-	1,159	1,219
Issuance from share capital	-	-	-	-	-
Dividends	-	-	-	-	-
Changes in scope of consolidation	-	-	-	-	-
Total comprehensive income (loss)	-	-	-	18	18
Balance at June 30, 2012	60	-	-	1,177	1,237

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Finesco SAS and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

 (All amounts in € thousand unless otherwise stated)

	Successor		Predecessor
	January 1 to June 30, 2012	May 16 to June 30, 2011	January 1 to May 15, 2011
Cash flow from operating activities
Net profit (loss)	18	750	(39)
Adjustments to reconcile net profit (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	2	-	-
Net increase (decrease) in provisions	110	38	146
(Gain) loss on disposals, negative goodwill	-	(1,309)	-
Deferred taxes	26	-	(62)
Cash flows provided by (used in) operations before deferred tax and finance costs	156	(521)	45
Changes in operating working capital	(1,216)	(1,496)	2,275
Total net cash provided by (used in) operating activities	(1,060)	(2,017)	2,320
Net cash provided by (used in) operating activities - continuing operations	(1,060)	(2,017)	3,116
Net cash provided by (used in) operating activities - discontinued operations	-	-	(796)
Cash flow from investing activities
Proceeds from disposal of discontinued operations, net of transaction costs and cash disposed	-	-
Acquisition of Scomedica, net of cash acquired	-	4,398	-
Capital expenditures	(7)	(41)	-
Proceeds from sale of fixed assets	-	-	-
Total net cash provided by (used in) investing activities	(7)	4,357	-
Net cash provided by (used in) investing activities - continuing operations	(7)	4,357	-
Net cash provided by (used in) investing activities - discontinued operations	-	-	-
Cash flow from financing activities
Dividends paid	-	-	-
Issuance of share capital	-	40	-
Release (deposit) of financial assets	(107)	21	(39)
Proceeds from short-term borrowings	-	-	-
Repayment of short-term borrowings	-	-	-
Other	(1)	-	-
Total net cash provided by (used in) financing activities	(108)	61	(39)
Net cash provided by (used in) financing activities - continuing operations	(108)	61	(39)
Net cash provided by (used in) financing activities - discontinued operations	-	-	-
Net increase (decrease) in cash and cash equivalents	(1,175)	2,401	2,281
Cash and cash equivalents, beginning of period	3,202	-	1,173
Cash and cash equivalents, end of period	2,027	2,401	3,454
Additional information
Interest (paid) / received	(1)	-	-
Income tax paid	751	-	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

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Finesco SAS and Subsidiaries

Notes to

Condensed Consolidated Financial Statements (Unaudited)

(All amounts in € thousand unless otherwise stated)

1.	Company information

Finesco SAS is a French holding company and owns 100% of the company Scomedica SAS. Scomedica is a healthcare contract sales and marketing company serving customers in France. Its medical sales representatives promote and market medical products to doctors’ practices.

“Predecessor” / “Successor”

As consequence of the Acquisition of 100% of Scomedica’s shares by Finesco SAS on May 16, 2011, the term “Successor” refers to Finesco following the Acquisition. The term “Predecessor” refers to Scomedica prior to the change of control on May 16, 2011. Therefore, the “Successor periods” corresponds to the period from May 16, 2011 to June 30, 2011 and to the half-year period ended June 30, 2012. The “Predecessor period” corresponds to the period from January 1, 2011 to May 15, 2011.

Consequently, financial statements have been divided into Successor and Predecessor periods.

Safeguard procedure and Management buyout of Scomedica

Until May 15, 2011, Scomedica was a subsidiary of Wockhardt France Holding (“Wockhardt”). Wockhardt was placed under a safeguard procedure (a procedure equivalent to “Chapter 11 procedure” in the United States) by the Versailles commercial court on October 14, 2010 including some of its subsidiaries and Scomedica to ensure the survival of the company. In the course of this procedure, M. Gérard Burger, president of Scomedica, decided to acquire Scomedica from Wockhardt in order to maintain and develop the existing medical representative business. He created the holding Finesco on March 8, 2011 and conducted through Finesco a management buyout; on May 16, 2011, Finesco acquired 100% of Scomedica’s shares from Wockhardt (refer above “Creation of Finesco and acquisition of Scomedica”). In this context, members of the Scomedica management team transferred from Wockhardt group to Scomedica and an agreement was signed for Wockhardt to provide administrative support to Scomedica during a transition period.

On December 2011, four managers of Scomedica, including Martine Burger (Gérard Burger’s sister), participated in a capital increase of Finesco. Consequently, as of December 31, 2011, Gérard Burger and Martine Burger hold 95% of Finesco’s share capital.

As part of the safeguard procedure and the sale of Scomedica’s shares to Finesco, compensation of debts and receivables between Scomedica and Wockhardt group and debt write offs from Wockhardt France Holding and its subsidiaries were agreed upon.

On October 20, 2011, the administrator appointed by the commercial court of Versailles allowed the settlement of all the outstanding liabilities and the Scomedica “safeguard proceedings” were terminated.

Liquidity

The financial statements have been prepared on a going concern basis which considers the realization of assets and settlement of liabilities in the ordinary course of business. Finesco is operating under only one short-term contract with a multinational customer since July 2012, which raises substantial doubt about Finesco's ability to continue as a going concern. The ongoing operation of Finesco is dependent upon:

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-	Finesco maintaining its current activity with a multinational customer and/or Finesco gaining new business in the near future, and/or

-	Finesco raising additional funding from shareholders or other parties.

Finesco’s President is in continuous business development negotiations to attract new contracts and has reasonable expectations that the company has adequate resources to continue its operations for the next twelve months and therefore continue to use the going concern basis in preparing the financial statements for the following reasons:

-	Commercial targets have consistently been met leading to a steady revenue stream and positive cash flows. This led to develop a long lasting relationship with the multinational customer which is a major pharmaceutical company. Starting from September 2008, the multinational customer has always renewed its commercial contracts.

-	In line with Finesco’s strategy to find a business partner, Apricus accepted, by way of a share contribution, 100% of all outstanding common stock of Finesco SAS on July 12, 2012 and Finesco acquired Portalis, a pharmaceutical laboratory, on July 27, 2012. This provides a new market and new perspectives to Scomedica as Apricus expects to explore registration and/or commercialization of their current product Vitaros ® and their other pipeline products in the near future on the French market through Portalis, and with the support of Scomedica medical representative teams.

In the event these circumstances that support the ability of Finesco to continue as a going concern are not met (loss of the multinational customer contract or no new customer contracts, it may not be able to continue its operations as a going concern and therefore may not be able to realize its assets and extinguish its liabilities in the ordinary course of operations and at the amounts stated in the financial report.

2.	Basis of Presentation and Significant Accounting Policies

Finesco's financial statements have been prepared in accordance with International Accounting Standards (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”). In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments consisting only of normal recurring adjustments which are necessary for a fair presentation of financial results of such periods. As used herein, the terms “Group,” “we,” “us” and “our” refer to Finesco SAS and its subsidiaries, unless the context indicates to the contrary. These unaudited condensed consolidated financial statements have been prepared for the special purpose of filing with the United States Securities and Exchange Commission in compliance with Rule 3-05 of Regulation S-X and Form 8-K under the Securities Exchange Act of 1934. This filing requirement is based on the Company being a significant business acquired by Apricus Biosciences, Inc. (“Apricus”).

The accompanying unaudited condensed consolidated financial statements have been prepared on the historical cost basis, except for items that are required to be measured at fair values. The accounting policies used in the unaudited consolidated financial statements are consistent with those followed on the Company’s consolidated financial statements for the periods ended June 30, 2012 and December 31, 2011. New standards, amendments and interpretations which have been issued by the IASB but have not yet come into effect are not expected to have a material impact on Finesco financial statements.

The preparation of financial statements in conformity with International Financial Reporting Standards (“IFRS”) requires the use by management of certain critical accounting estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent asset and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reported periods. Although these estimates are based on management’s best knowledge of the amount, event or actions, actual results may differ from these estimates.

These unaudited financial statements should be read in conjunction with the audited financial statements presented here in exhibit 99.2. IAS 34 requires a description of significant events and transactions that are necessary to the understanding of the changes in financial position and performance of the company since the last reported period. There were no significant or unusual events other than the acquisition of Scomedica SAS by Finesco SAS between May 16, 2011 and June 30, 2011. See Note number 8.6 in the audited financial statements presented here in exhibit 99.2.

3.	Related Party Transactions

There were no additional related party transactions beyond those that are disclosed in Note 11 in the audited financial statements presented here in exhibit 99.2.

4.	Events after the reporting period

Commercial contracts

-	Commercial contract with the multinational customer valid for 6 months to 1 year for marketing pharmaceuticals developed by the customer. The contract was renewed in July 2012 for a short-term period.

-	Commercial contracts with Wockhardt’s subsidiaries: All contracts signed with Wockhardt ended in July 2012 and have not been renewed since then.

Business combination

-	Apricus Biosciences, Inc (“Apricus Bio”), an American pharmaceutical company listed on the NASDAQ, accepted, by way of a share contribution, 100% of all outstanding common stock of Finesco SAS on July 12, 2012.

Apricus’ objective is to benefit from the sales force of Scomedica to market products developed or licensed by Apricus.

-	Finesco acquired Portalis, a pharmaceutical laboratory (refer to note 2 “Basis of preparation and adoption of IFRS”, Going Concern).

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